Exhibit 99.4

Notice of Guaranteed Delivery

for Shares of Common Stock of

BRISTOL-MYERS SQUIBB COMPANY

Offer to Exchange

up to 170,000,000 Shares of Class A Common Stock of

MEAD JOHNSON NUTRITION COMPANY

which are owned by Bristol-Myers Squibb Company

for Shares of Common Stock of

BRISTOL-MYERS SQUIBB COMPANY

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 14, 2009, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE”. SHARES OF BMS COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer (as set forth in the prospectus dated November 16, 2009 (the “Prospectus”) and the related Letter of Transmittal) in the following circumstances:

(1)	if certificates representing shares of Bristol-Myers Squibb Company (“BMS”) common stock, par value $0.10 per share (“BMS common stock”), are not immediately available;

(2)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(3)	if time will not permit all required documents to reach BNY Mellon Shareowner Services LLC (the “exchange agent”) on or before the expiration date.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus and must include a guarantee by an eligible institution (as defined in the Letter of Transmittal). Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of BMS common stock) may submit this Notice of Guaranteed Delivery.

The exchange agent for the offer is:

BNY Mellon Shareowner Services LLC

By Mail: BNY Mellon Shareowner Services LLC P.O. Box 3301 South Hackensack, NJ 07606 Attn: Corporate Action Dept., 27th Floor	By Facsimile Transmission: (Eligible Institutions Only) (201) 680-4626 Confirm Facsimile Receipt by Telephone: (201) 680-4860	By Hand or Overnight Courier: BNY Mellon Shareowner Services LLC 480 Washington Boulevard Jersey City, NJ 07310 Attn: Corporate Action Dept., 27th Floor

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By executing this Notice of Guaranteed Delivery, you are guaranteeing that (a)(i) certificates representing all physically tendered shares of BMS common stock listed on this notice or (ii) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of BMS common stock in the exchange agent’s account at The Depository Trust Company, (b) a letter of transmittal for shares of BMS common stock, properly completed and duly executed, with any required signature guarantees, or, in the case of shares delivered through The Depository Trust Company, an agent’s message (as defined in the Prospectus) and (c) any other required documents will in fact be received by the exchange agent no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading day after the date of execution of this Notice of Guaranteed Delivery. Failure to complete the above actions by such time could result in financial loss to the Eligible Institution making this guarantee.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Bristol-Myers Squibb Company (“BMS”) the number of shares of BMS common stock (“BMS common stock”) set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended, which together constitute the offer by BMS to exchange up to 170,000,000 shares of class A common stock (“MJN common stock”) of Mead Johnson Nutrition Company (“MJN”), which are owned by BMS for shares of BMS common stock.

Number of shares of BMS common stock to be tendered and share certificate number(s) (if available)

Check box if shares of BMS common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company:  ☐

Account Number:                                                            (if known)

Dated:                     , 2009

Printed Name(s) of Registered Holder(s):

Signature(s) of Registered Holder(s):

Mailing Address:

Daytime Telephone Number:

ODD-LOT SHARES

This section is to be completed only if shares of BMS common stock are being tendered by or on behalf of a person owning beneficially, and who continues to own beneficially, as of the expiration date, an aggregate of fewer than 100 shares of BMS common stock. If, upon the expiration of the exchange offer, the exchange offer is over-subscribed, BMS will accept for exchange shares of BMS common stock validly tendered and not validly withdrawn on a pro rata basis, based on the proportion that the total number of shares of BMS common stock to be accepted for exchange bears to the total number of shares of BMS common stock validly tendered and not validly withdrawn (rounded to the nearest whole number of shares of BMS common stock, and subject to any adjustment necessary to ensure the exchange of all shares of MJN common stock owned by BMS). Any stockholder who owned beneficially or of record an aggregate of fewer than 100 shares, and who validly tendered and did not validly withdraw all of such holder’s shares of BMS common stock, may elect not to be subject to proration. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of BMS common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the beneficial owner of an aggregate of fewer than 100 shares of BMS common stock and is tendering all of those shares.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program, or any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), hereby guarantees to deliver to BNY Mellon Shareowner Services LLC (the “exchange agent”) either the certificates evidencing all tendered shares of BMS common stock, in proper form for transfer, or to deliver shares of BMS common stock pursuant to the procedure for book-entry transfer into the exchange agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an “agent’s message” (as defined in the Letter of Transmittal) in the case of a book-entry delivery, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:
Title:
(Zip Code)	Name:
(Please Type or Print)
Area Code and Telephone Number:	Dated: , 2009

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.